Exhibit 1.1

$1,600,000,000

CARMAX AUTO OWNER TRUST 2024-2

$309,000,000 5.532% Class A-1 Asset-backed Notes

$410,000,000 5.65% Class A-2a Asset-backed Notes

$125,000,000 Benchmark + 0.58% Class A-2b Asset-backed Notes

$535,000,000 5.50% Class A-3 Asset-backed Notes

$88,790,000 5.51% Class A-4 Asset-backed Notes

$50,790,000 5.69% Class B Asset-backed Notes

$48,370,000 5.84% Class C Asset-backed Notes

$33,050,000 6.42% Class D Asset-backed Notes

CARMAX AUTO FUNDING LLC

Depositor

CARMAX BUSINESS SERVICES, LLC

Sponsor and Servicer

UNDERWRITING AGREEMENT

April 17, 2024

MUFG Securities Americas Inc.

as Representative of the several

Underwriters named in Schedule A hereto

1221 Avenue of the Americas

New York, New York 10020

Ladies and Gentlemen:

CarMax Auto Funding LLC, a Delaware limited liability company (the “Depositor”), confirms its agreement with MUFG Securities Americas Inc., as representative (the “Representative”) of the several underwriters named in Schedule A hereto (together with any underwriter substituted as hereinafter provided in Section 11, the “Underwriters”), with respect to the sale by the Depositor to the Underwriters, and the purchase by the Underwriters, acting severally and not jointly, of $309,000,000 aggregate principal amount of 5.532% Class A-1 Asset-backed Notes (the “Class A-1 Notes”), $410,000,000 aggregate principal amount of 5.65% Class A-2a Asset-backed Notes (the “Class A-2a Notes”), $125,000,000 aggregate principal amount of Benchmark + 0.58% Class A-2b Asset-backed Notes (the “Class A-2b Notes” and, together with the Class A-2a Notes, the “Class A-2 Notes”), $535,000,000 aggregate principal amount of 5.50% Class A-3 Asset-backed Notes (the “Class A-3 Notes”), $88,790,000 aggregate principal amount of 5.51% Class A-4 Asset-backed Notes (the “Class A-4 Notes”), $50,790,000 aggregate principal amount of 5.69% Class B Asset-backed Notes (the “Class B Notes”), $48,370,000 aggregate principal amount of 5.84% Class C Asset-backed Notes (the “Class C Notes”) and $33,050,000 aggregate principal amount of 6.42% Class D Asset-backed Notes (the “Class D Notes” and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3

Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, the “Notes”) of CarMax Auto Owner Trust 2024-2 (the “Trust”) under the terms and conditions contained herein. The Notes will be issued pursuant to an indenture, dated as of April 1, 2024 (the “Indenture”), between the Trust and U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”).

The Depositor understands that the Underwriters propose to make a public offering of the Notes as soon as the Representative deems advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Simultaneously with the issuance of the Notes and the sale of the Notes as contemplated herein, the Trust will issue the CarMax Auto Owner Trust 2024-2 Asset-backed Certificates (the “Certificates” and, together with the Notes, the “Securities”). The Trust was created and the Certificates will be issued pursuant to an amended and restated trust agreement, dated as of April 1, 2024 (the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”). Each Note will represent an obligation of the Trust, each Certificate will represent an undivided beneficial interest in the Trust and the Certificates will be subordinated to the Notes to the extent described in the Indenture and the Trust Agreement.

The assets of the Trust will include, among other things, (i) a pool of motor vehicle retail installment sale contracts (the “Receivables”) secured by the new and used motor vehicles financed thereby (the “Financed Vehicles”), (ii) certain monies payable under the Receivables after March 31, 2024, (iii) security interests in the Financed Vehicles, (iv) amounts on deposit in certain accounts, (v) certain rights under a receivables purchase agreement, dated as of April 1, 2024 (the “Receivables Purchase Agreement”), between CarMax Business Services, LLC (“CarMax LLC”) and the Depositor, pursuant to which CarMax LLC will sell the Receivables to the Depositor, (vi) certain rights under a sale and servicing agreement, dated as of April 1, 2024 (the “Sale and Servicing Agreement”), among the Trust, the Depositor and CarMax LLC, as servicer (in such capacity, the “Servicer”), pursuant to which the Receivables and other property of the Trust will be sold to the Trust and the Receivables will be serviced by the Servicer and (vii) all proceeds of the foregoing. Pursuant to the Indenture, the Trust Estate will be held by the Indenture Trustee on behalf of the holders of the Notes. Pursuant to an administration agreement, dated as of April 1, 2024 (the “Administration Agreement”), among CarMax LLC, as administrator (in such capacity, the “Administrator”), the Trust and the Indenture Trustee, the Administrator will perform certain administrative obligations of the Trust under the Indenture. Pursuant to an asset representations review agreement, dated as of April 1, 2024 (the “Asset Representations Review Agreement”), among Clayton Fixed Income Services LLC, as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), the Trust and the Servicer, if certain delinquency trigger and voting requirements described in the Indenture are met, the Asset Representations Reviewer will review all Receivables that are 60 days or more delinquent to determine if certain representations and warranties were satisfied as of the Closing Date (or such other date as indicated in the related representations and warranties). The Indenture, the Trust Agreement, the Administration Agreement, the Sale and Servicing Agreement, the Asset Representations Review Agreement and the Receivables Purchase Agreement are referred to herein collectively as the “Basic Documents”. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

The Depositor has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SF-3 (File No. 333-260819), including a form of preliminary prospectus relating to the offering of asset-backed notes and asset-backed certificates, issued in series from time to time in accordance with Rule 415 (“Rule 415”) of the rules and regulations of the Commission (the “Securities Act Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement covers the registration of the Notes under the Securities Act and has been declared effective by the Commission. Such registration statement, at any specified time (or, if no time is otherwise specified, at the Time of Sale, as defined below), including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference pursuant to the Securities Act at such time and documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, is herein called the “Registration Statement”.

Promptly after execution and delivery of this Agreement, the Depositor will prepare and file with the Commission a final prospectus relating to the Notes in accordance with the provisions of Rule 430D of the Securities Act Regulations (“Rule 430D”) and paragraph (b) of Rule 424 of the Securities Act Regulations (“Rule 424(b)”). Any information included in such prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in such Registration Statement pursuant to Rule 430D is referred to as “Rule 430D Information”.

“Preliminary Prospectus” means the Preliminary Prospectus dated April 11, 2024 (including the information referred to under the caption “Historical Performance—Static Pool Information About Previous Securitizations” therein regardless of whether such information is deemed a part of the Registration Statement or Prospectus) used in connection with the offering of the Notes that omitted the Rule 430D Information and is used prior to the filing of the Prospectus, including the documents incorporated by reference therein pursuant to the Securities Act at the Time of Sale. “Prospectus” means the Prospectus dated April 17, 2024 (including the information referred to under the caption “Historical Performance—Static Pool Information About Previous Securitizations” therein regardless of whether such information is deemed a part of the Registration Statement or Prospectus) that is first filed after the Time of Sale pursuant to Rule 424(b), as amended at the time of such filing, including the documents incorporated by reference therein pursuant to the Securities Act at the Time of Sale or at the Closing Time (as defined in Section 2(b)), as applicable.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Depositor, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, including any Road Show as defined herein, (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms or (iv) is the free writing prospectus, dated April 11, 2024 (the “Ratings Free Writing Prospectus”), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Depositor’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, and is specified in Schedule B hereto. “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

At or prior to the time when sales to purchasers of the Notes were first made by the Underwriters, which was approximately 11:49 a.m., New York City time, on April 17, 2024 (the “Time of Sale”), the Depositor had prepared (i) the Issuer General Use Free Writing Prospectus(es) and (ii) the Preliminary Prospectus (collectively, the “Time of Sale Information”). If, at or subsequent to the Time of Sale and prior to the Closing Time, such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and as a result investors in the Notes may terminate their old “Contracts of Sale” (as that term is used in Rule 159 under the Securities Act Regulations) for any Notes and the Underwriters enter into new Contracts of Sale with investors in the Notes, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale in connection with an amended Preliminary Prospectus approved by the Depositor and the Representative that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

All references in this Agreement to financial statements and schedules and other information which is “contained”, “included” or “stated” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Corrected Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Corrected Prospectus, as the case may be. All references in this Agreement to the terms “amend”, “amendments” or “supplements” with respect to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Corrected Prospectus shall be deemed to mean and include the filing of any documents under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date (the “Effective Date”) of the Registration Statement or the issue date of any Preliminary Prospectus, the Prospectus or any Corrected Prospectus, as the case may be, which are or are deemed to be incorporated by reference therein or otherwise deemed by the Securities Act Regulations to be a part thereof or included therein. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, the Corrected Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

Section 1. Representations and Warranties.

(a) Representations and Warranties by the Depositor. The Depositor represents and warrants to and agrees with each of the Underwriters that:

(i) Compliance with Registration Requirements. The Depositor meets the requirements for use of Form SF-3 under the Securities Act. The Registration Statement, at the Time of Sale, meets the requirements set forth in Rule 415(a)(1)(vii). As of the date that is ninety days after February 28, 2023, the requirements of General Instruction I.A. of Form SF-3 have been met. At the earliest time that the Depositor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Notes and at the date hereof and at the date the Depositor delivers or causes to be delivered each Issuer General Use Free Writing Prospectus, the Depositor was not, is not and will not be an “ineligible issuer”, as defined in Rule 405 of the Securities Act Regulations.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale.

(A) The Registration Statement has been declared effective by the Commission under the Securities Act and is effective as of the date hereof. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Depositor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(B) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430D(f) and at the Closing Time, the Registration Statement conformed and will conform in all material respects with the applicable requirements of the Securities Act, the Securities Act Regulations, the Trust Indenture Act and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”) and did not, as of the Time of Sale, and will not, as of the Closing Time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(C) When filed with the Commission, the Preliminary Prospectus conformed in all material respects with the applicable requirements of the Securities Act and the Securities Act Regulations (provided that the Depositor has prepared the Preliminary Prospectus in reliance upon and in conformity with the guidance from the Staff of the Commission set forth in the No-Action Letter, dated November 23, 2010, regarding Items 1103(a)(9) and 1120 of Regulation AB). The Preliminary Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(D) As of its date and the Time of Sale and as of the Closing Time, neither (1) the Time of Sale Information nor (2) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Time of Sale Information, included or will include any untrue statement of a material fact nor omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Depositor makes no representation and warranty with respect to the omission of pricing and price-dependent information.

(E) When filed with the Commission, the Prospectus will conform in all material respects with the applicable requirements of the Securities Act and the Securities Act Regulations (provided that the Depositor has prepared the Prospectus in reliance upon and in conformity with the guidance from the Staff of the Commission set forth in the No-Action Letter, dated November 23, 2010, regarding Items 1103(a)(9) and 1120 of Regulation AB). The Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(F) As of its date and as of the Closing Time, the Prospectus did not and will not include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(G) Other than the Time of Sale Information, the Road Show (as defined below), the pricing information filed with the Commission pursuant to Rule 433 on April 17, 2024 (the “Pricing Free Writing Prospectuses”), the Prospectus and any Issuer Limited Use Free Writing Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication,” including any other “free writing prospectus” (each as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of any offer to buy the Notes.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Information or the Prospectus made in reliance upon and in conformity with the Underwriters’ Information (as defined in Section 7(a)).

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus at the time they were or hereafter are filed with the Commission complied, and will comply, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”).

(iv) Trust Indenture Act. When the Indenture is executed by all the parties thereto, the Indenture will be duly qualified under the Trust Indenture Act.

(v) Due Organization. The Depositor is duly formed and validly existing as a limited liability company under the laws of the State of Delaware, and all filings required at the date hereof under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “LLC Act”) with respect to the due formation and valid existence of the Depositor as a limited liability company have been made; the Depositor has all requisite power and authority to own its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus and to enter into and to perform its obligations under each Basic Document to which it is a party (collectively, the “Depositor Agreements”), this Agreement and the Securities; and the Depositor is duly qualified or registered as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, except where the failure to so qualify or register or to be in good standing would not result in a Material Adverse Effect with respect to the Depositor. As used herein, the term “Material Adverse Effect” means, when used with respect to either the Depositor or CarMax LLC, as the case may be, a material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, or in its ability to perform its obligations under this Agreement and each Basic Document to which it is a party.

(vi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor.

(vii) Authorization of Basic Documents. As of the Closing Time, each Depositor Agreement will have been duly authorized, executed and delivered by the Depositor, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of the Depositor, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(viii) Issuance of the Notes. As of the Closing Time, the Notes will have been duly authorized and, when duly executed and authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(ix) Description of the Notes and Basic Documents. The Notes and the Basic Documents conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Preliminary Prospectus and the Prospectus.

(x) No Conflicts and No Violation. The execution, delivery and performance by the Depositor of the Depositor Agreements, this Agreement and the Notes and the consummation of the transactions contemplated herein or therein do not and will not (A) conflict with or constitute a breach of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties, operations or assets is subject, except for conflicts or breaches that, individually or in the aggregate, would not result in a Material Adverse Effect with respect to the Depositor, (B) result in the creation or imposition of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”) upon any of its property or assets except for Liens permitted by the Basic Documents and (C) result in any violation of the provisions of its limited liability company agreement or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Depositor or any of its assets, properties or operations.

(xi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Depositor, threatened, against or affecting the Depositor which is required to be disclosed in the Registration Statement, the Preliminary Prospectus or the Prospectus (other than as stated therein or stated in a document incorporated by reference therein), or which might reasonably be expected to result in a Material Adverse Effect with respect to the Depositor; the aggregate of all pending legal or governmental proceedings to which the Depositor is a party or of which any of its properties or assets is subject which are not described in the Registration Statement, the Preliminary Prospectus or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect with respect to the Depositor.

(xii) Absence of Further Requirements. No filing with or authorization, approval, consent, license, order, registration, qualification or decree of any court, governmental authority or agency or any other person is necessary in connection with the issuance of the Notes and the offering and sale of the Notes, the authorization, execution, delivery and performance by the Depositor of the Depositor Agreements or this Agreement or the consummation by the Depositor of the transactions contemplated hereby or thereby, except such as will have been obtained on or prior to, and will be in full force and effect as of, the Closing Time.

(xiii) Possession of Licenses and Permits. The Depositor possesses or, as of the Closing Time, has applied for such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; the Depositor is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect with respect to the Depositor; except for Governmental Licenses that have been applied for as of the Closing Time, all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect with respect to the Depositor or would not render a material portion of the Receivables unenforceable; and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect with respect to the Depositor or would render a material portion of the Receivables unenforceable.

(xiv) Payment of Fees. Any taxes, fees and other governmental charges that have been assessed and are known to the Depositor to be arising in connection with the transactions contemplated by this Agreement and the Basic Documents and with the execution and delivery of the Receivables, including any amendments thereto and assignments and/or endorsements thereof, will have been paid by the Depositor prior to the Closing Time.

(xv) Investment Company Act. Neither the Trust nor the Depositor is, or after giving effect to the sale of the Notes and the use of proceeds thereof will be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Trust will be relying on an exclusion from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the Trust. The Trust is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(xvi) Incorporation of Representations and Warranties. The representations and warranties of the Depositor in each Depositor Agreement are true and correct in all material respects and are hereby incorporated by reference herein and restated for the benefit of the Underwriters with the same effect as if set forth in full herein.

(xvii) Rule 193. The Depositor has complied with Rule 193 of the Securities Act Regulations in connection with the offering of the Notes.

(b) Representations and Warranties by CarMax LLC. CarMax LLC represents and warrants to each of the Underwriters that the representations and warranties of the Depositor set forth in Section 1(a) are true and correct as of the time made and further represents and warrants to and agrees with each of the Underwriters as follows:

(i) Due Organization. CarMax LLC is duly formed and validly existing as a limited liability company under the laws of the State of Delaware, and all filings required at the date hereof under the LLC Act with respect to the due formation and valid existence of CarMax LLC as a limited liability company have been made; CarMax LLC has all requisite power and authority to own its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under each Basic Document to which it is a party (collectively, the “CarMax Agreements”), this Agreement and the Securities; and CarMax LLC is duly qualified or registered as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, except where the failure to so qualify or register or to be in good standing would not result in a Material Adverse Effect with respect to CarMax LLC.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by CarMax LLC.

(iii) Authorization of Basic Documents. As of the Closing Time, each CarMax Agreement will have been duly authorized, executed and delivered by CarMax LLC, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of CarMax LLC, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iv) No Conflicts and No Violation. The execution, delivery and performance by CarMax LLC of the CarMax Agreements and this Agreement and the consummation of the transactions contemplated herein and therein do not and will not (A) conflict with or constitute a breach of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties, operations or assets is subject, except for conflicts or breaches that, individually or in the aggregate, would not result in a Material Adverse Effect with respect to CarMax LLC, (B) result in the creation or imposition of any Lien upon any of its property or assets except for Liens permitted by the Basic Documents and (C) result in any violation of the provisions of its articles of incorporation or bylaws or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over CarMax LLC or any of its assets, properties or operations.

(v) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of CarMax LLC, threatened, against or affecting CarMax LLC which is or which might reasonably be expected to result in a Material Adverse Effect with respect to CarMax LLC; the aggregate of all pending legal or governmental proceedings to which CarMax LLC is a party or of which any of its properties, operations or assets is subject which are not described in the Preliminary Prospectus or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect with respect to CarMax LLC.

(vi) Absence of Further Requirements. No filing with or authorization, approval, consent, license, order, registration, qualification or decree of any court, governmental authority or agency or any other person is necessary in connection with the issuance of the Notes or the offering and sale of the Notes, the authorization, execution, delivery and performance by CarMax LLC of the CarMax Agreements or this Agreement or the consummation by CarMax LLC of the transactions contemplated hereby or thereby, except such as will have been obtained on or prior to, and will be in full force and effect as of, the Closing Time.

(vii) Possession of Licenses and Permits. CarMax LLC possesses or, as of the Closing Time, has applied for such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; CarMax LLC is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect with respect to CarMax LLC; except for Governmental Licenses that have been applied for as of the Closing Time, all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect with respect to CarMax LLC or would not render a material portion of the Receivables unenforceable; and CarMax LLC has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect with respect to CarMax LLC or would render a material portion of the Receivables unenforceable.

(viii) Incorporation of Representations and Warranties. The representations and warranties of CarMax LLC in each CarMax Agreement are true and correct in all material respects and are hereby incorporated by reference herein and restated for the benefit of the Underwriters with the same effect as if set forth in full herein.

(ix) 17g-5 Representation. CarMax LLC has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization hired by CarMax LLC to rate the Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) and a copy of which has been delivered to the Representative.

CarMax LLC has complied, and has caused the Depositor to comply, in all material respects with the 17g-5 Representation, other than any breach of the 17g-5 Representation arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 6(f)(vi).

(x) 15Ga-2 Representation. CarMax LLC has complied (or caused the Depositor to comply) with Rule 15Ga-2 of the Exchange Act with respect to any report produced for third-party due diligence services (as defined in Rule 17g-10(d)(1) of the Exchange Act) (a “Third-Party Diligence Report”) performed on behalf of CarMax LLC or the Depositor, other than any breach arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 6(f)(vii) hereof. CarMax LLC or the Depositor has furnished to the Commission the Form ABS-15G containing the Third-Party Diligence Report described on Schedule C within the time period required by Rule 15Ga-2, a copy of which Third Party Diligence Report was furnished to the Representative within a reasonable period prior to furnishing such Third-Party Diligence Report or portion thereof on the Commission’s EDGAR website. On or prior to the date of this Agreement, neither CarMax LLC nor the Depositor has requested (or caused any person to request) any Third-Party Diligence Report other than the Third-Party Diligence Report described on Schedule C.

(xi) Credit Risk Retention Representation. CarMax LLC has complied, as of the Closing Time will have complied, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in the Credit Risk Retention Rules, directly or (to the extent permitted by the Credit Risk Retention Rules) through a majority-owned affiliate (as defined in the Credit Risk Retention Rules, a “Majority-Owned Affiliate”). As used herein, “Credit Risk Retention Rules” means the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq., implementing the credit risk retention requirements of Section 15G of the Exchange Act. CarMax LLC is solely responsible for the calculation of the required amount of risk retention (including any calculation of fair value).

Section 2. Sale and Delivery to the Underwriters; Closing.

(a) Purchase of Notes. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Depositor agrees to sell to the Underwriters, and the Underwriters severally and not jointly agree to purchase from the Depositor, the aggregate principal amount of Notes set forth opposite each Underwriter’s name and at a purchase price as set forth in Schedule A. The underwriting discount to the Underwriters, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial principal balance of the applicable class of Notes sold to the Underwriters, shall be as set forth in Schedule A.

(b) Payment. Payment of the purchase price, and delivery of certificates, for the Notes shall be made at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606, or at such other place as shall be agreed upon by the Representative and the Depositor, at 10:00 a.m. (New York time) on April 24, 2024, or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Depositor (such date and time of payment and delivery being called the “Closing Time”). Pursuant to Rule 15c6-1(d) of the Exchange Act Regulations, the parties hereto have agreed that the Closing Time will be not less than five business days following the date hereof.

Each class of Notes will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Certificates for the Securities shall be made available for examination by the Representative in Chicago, Illinois not later than 1:00 p.m. (New York time) on the business day prior to the Closing Time.

Delivery of the Notes shall be made against payment of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Depositor.

Section 3. Agreements of the Depositor. The Depositor (and, with respect to clauses (i) and (j), CarMax LLC) agrees with each Underwriter, and each Underwriter agrees with the Depositor and with CarMax LLC with respect to clauses (i) and (j), as applicable, as follows:

(a) Compliance with Securities Act Regulations and Commission Requests. The Depositor, subject to Section 3(b), will comply with the requirements of Rule 424(h) of the Securities Act Regulations (“Rule 424(h)”), Rule 424(b) and Rule 430D and will notify the Representative promptly, and confirm the notice in writing, upon its knowledge of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) the happening of any event during the period referred to in Section 3(d) which, in the judgment of the Depositor, makes the Registration Statement, the Preliminary Prospectus or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered or made available to a purchaser, not misleading. The Depositor will effect the filings required under Rule 424(h) and Rule 424(b), in the manner and within the time period required by Rule 424(h) and Rule 424(b) (without reliance on Rule 424(b)(8)), as applicable, and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424(h) and Rule 424(b), as applicable, was received for filing by the Commission and, in the event that it was not, it will promptly file the Preliminary Prospectus and the Prospectus. The Depositor will effect any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 in the manner and within the time period required by Rule 433(d). The Depositor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Depositor will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective), the Preliminary Prospectus or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Depositor will furnish the Representative with copies of all such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Offering Documents. The Depositor will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Depositor hereby consents to the use of such copies for purposes permitted by the Securities Act. The Depositor will furnish to each Underwriter, without charge, during the period when a prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. The Depositor will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the Trust Indenture Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement, the Basic Documents, the Registration Statement, the Preliminary Prospectus and the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel to the Depositor, to amend the Registration Statement or amend or supplement the Preliminary Prospectus or the Prospectus in order that the Preliminary Prospectus or the Prospectus, as applicable, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Preliminary Prospectus or the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Depositor will promptly prepare and file with the Commission, subject to the review and approval provisions afforded to the Representative described in Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Preliminary Prospectus or the Prospectus comply with such requirements, the Depositor will use its best efforts to have such amendment declared effective as soon as practicable and the Depositor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Depositor will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) State Securities Law Qualifications. The Depositor will use its best efforts, in cooperation with the Underwriters, in arranging for the registration and qualification of the Notes for offering and sale and the determination of their eligibility for investment, as the case may be, under the laws of such jurisdictions in the United States as the Underwriters reasonably request and will continue to assist the Underwriters in maintaining such registrations and qualifications in effect for a period of not less than one year from the date of the Prospectus and in filing such consents to service of process or other documents as may be necessary in order to effect such registrations and qualifications; provided, however, that the Depositor shall not be obligated to file any general consent to service of process or to qualify as a foreign limited liability company or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. Any expenses incurred in connection with maintaining any such qualification for more than one year from the date of the Prospectus will be at the Representative’s expense. The Depositor will also supply the Underwriters with such information as is necessary for the determination of the legality of the offering and sale of the Notes for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

(f) Earnings Statement. The Depositor will timely file such reports pursuant to the Exchange Act as are necessary in order to cause the Trust to make generally available to holders of the Notes as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158 under the Securities Act Regulations; provided, that this covenant may be satisfied by posting the monthly Servicer certificate for the Trust on a publicly available website.

(g) Use of Proceeds. The Depositor shall cause the Trust to use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under “Use of Proceeds”.

(h) Reports, Statements and Certificates. So long as any Notes are outstanding, the Depositor shall deliver or cause to be delivered to the Underwriters, as soon as copies become available, copies of (i) each payment date certificate delivered to Holders pursuant to Section 4.9 of the Sale and Servicing Agreement, (ii) the annual statements of compliance, annual independent certified public accountants’ reports and annual opinions of counsel furnished to the Indenture Trustee or the Owner Trustee pursuant to the Basic Documents, as soon as such statements, reports and opinions are furnished to the Indenture Trustee or the Owner Trustee, as the case may be, and (iii) such other information concerning CarMax LLC, the Depositor, the Trust or the Securities as the Underwriters may reasonably request from time to time. For the purposes of this paragraph, any materials filed with the Commission and publicly available on EDGAR shall be deemed delivered to the Underwriters at the time of filing.

(i) 17g-5 Representation. CarMax LLC will comply, and will cause the Depositor to comply, with the 17g-5 Representation, other than any breach of the 17g-5 Representation arising from a breach by any Underwriter of the representation, warranty and covenant set forth in Section 6(f)(vi).

(j) 15Ga-2 Representation. CarMax LLC will comply (and will cause the Depositor to comply) with Rule 15Ga-2 under the Exchange Act with respect to any Third-Party Diligence Report, provided that neither CarMax LLC nor the Depositor will be responsible for any breach of the foregoing caused by or arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 6(f)(vii) hereof. CarMax LLC or the Depositor will furnish to the Commission any Form ABS-15G with respect to the Notes required in connection with a Third-Party Diligence Report within the time period required by Rule 15Ga-2. To the extent that CarMax LLC or the Depositor have requested any Third-Party Due Diligence Report after the date hereof, CarMax LLC and the Depositor will provide each Underwriter with a copy of each Third-Party Diligence Report within a reasonable period prior to furnishing such Third-Party Diligence Report or portion thereof on the Commission’s EDGAR website.

Section 4. Payment of Expenses.

(a) Expenses. The Depositor shall pay all of its own expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus and each amendment or supplement thereto, (ii) the preparation, reproduction and delivery to the Underwriters of this Agreement, each Basic Document and each other document as may be required in connection with the issuance and delivery of the Securities or the offering, purchase or sale of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters and the Certificates to the Depositor, (iv) the fees and expenses of the counsel, accountants and other advisors of the Depositor and any of its Affiliates, in connection with the transactions contemplated by this Agreement, (v) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the printing and delivery to the Underwriters of copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus or Free Writing Prospectus consented to by the Depositor and the Representative, the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Owner Trustee and the Indenture Trustee, including the reasonable fees and disbursements of their respective counsel in connection with the transactions contemplated by this Agreement, (viii) any fees payable to rating agencies in connection with the rating of the Notes and (ix) the costs and expenses (including any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Underwriters caused by a breach of the representation contained in Section 1(a)(ii)(D); however, the Underwriters shall have provided notice to the Depositor prior to reforming any contracts for sale of the Notes. The Underwriters will pay the fees and expenses of counsel to the Underwriters and the cost of printing any agreement among the Underwriters. Except as provided in Sections 4(b) and 10, or as otherwise provided in this subsection, the Underwriters will pay all their own costs and expenses.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5(q) or Section 10(a)(i), the Depositor shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters are subject to the accuracy of the representations and warranties of CarMax LLC and the Depositor contained in Section 1 and in certificates of any officer of CarMax LLC, the Depositor or any of their respective Affiliates delivered pursuant to the provisions hereof, to the performance by CarMax LLC and the Depositor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and is effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act, at the Closing Time, no proceedings for that purpose shall have been instituted or be pending or, to the knowledge of the Depositor, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430D).

(b) Independent Accountants’ Report. At the Closing Time, the Underwriters shall have received from a nationally recognized accounting firm who are independent public accountants and acceptable to the Representative a letter, dated as of the date of the Prospectus, in form and substance as previously agreed upon by the Representative and otherwise satisfactory in form and substance to the Underwriters and counsel for the Underwriters, containing statements and information of the type ordinarily included in accountants’ “agreed upon procedures reports” with respect to certain financial, statistical and other information contained in or incorporated by reference into the Preliminary Prospectus and the Prospectus.

(c) Officer’s Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Time of Sale Information, any Material Adverse Effect with respect to either CarMax LLC or the Depositor whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate, dated as of the Closing Time, of an authorized officer of (i) the Depositor to the effect that, to his or her knowledge after reasonable investigation, (A) there has been no such Material Adverse Effect, (B) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (D) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission and (ii) CarMax LLC to the effect that, to his or her knowledge after reasonable investigation, (A) there has been no such Material Adverse Effect, (B) the representations and warranties in Section 1(b) are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (C) CarMax LLC has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(d) Opinion of Counsel and Negative Assurance Letter for CarMax LLC and the Depositor. At the Closing Time, the Underwriters shall have received one or more opinions of Mayer Brown LLP, special counsel to CarMax LLC, the Depositor and the Trust, dated as of the Closing Time, in form and substance reasonably satisfactory to the Representative, with respect to: certain corporate matters, perfection matters, matters related to the creation of a security interest, securities law matters, Investment Company Act matters, tax matters and enforceability matters. Such counsel shall also provide a “negative assurance” letter, dated as of the Closing Time, concerning the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Representative.

(e) Opinion of Special Delaware Counsel for CarMax LLC and the Depositor. At the Closing Time, the Underwriters shall have received an opinion from Richards, Layton & Finger P.A., special counsel to CarMax LLC and the Depositor, dated as of the Closing Time, in form and substance reasonably satisfactory to the Representative, with respect to certain corporate matters relating to CarMax LLC and the Depositor.

(f) Opinion of Bankruptcy Counsel for CarMax LLC. At the Closing Time, the Underwriters shall have received an opinion of Mayer Brown LLP, special counsel for CarMax LLC and the Depositor, dated as of the Closing Time, in form and substance reasonably satisfactory to the Representative, with respect to certain true sale and nonconsolidation matters.

(g) [Reserved].

(h) Opinion of Special Delaware Counsel for the Trust and the Owner Trustee. At the Closing Time, the Underwriters shall have received an opinion or opinions of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and the Owner Trustee, dated as of the Closing Time, in form and substance reasonably satisfactory to the Representative.

(i) Opinion of Counsel for the Indenture Trustee. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Chapman and Cutler LLP, counsel to the Indenture Trustee, in form and substance reasonably satisfactory to the Representative.

(j) [Reserved].

(k) Negative Assurance Letter of Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received a negative assurance letter of Sidley Austin LLP, counsel for the Underwriters, with respect to the Disclosure Package and with respect to the Final Prospectus, in form and substance reasonably satisfactory to the Representative.

(l) Opinion of Counsel for the Asset Representations Reviewer. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of in-house counsel for the Asset Representations Reviewer, in form and substance reasonably satisfactory to the Representative.

(m) Reliance Letters. At the Closing Time, counsel to CarMax LLC and the Depositor shall provide reliance letters to the Underwriters relating to each legal opinion relating to the transaction contemplated hereby rendered to either Trustee or any rating agency.

(n) Maintenance of Rating. At the Closing Time, the Notes shall have been assigned at least the ratings indicated in the Ratings Free Writing Prospectus from the nationally recognized statistical rating organizations named therein and the Depositor shall have delivered to the Underwriters a letter dated the Closing Time from each such nationally recognized statistical rating organization, or other evidence satisfactory to the Representative, confirming that the Notes have at least such ratings.

(o) Additional Rating Agency Requirements. The Depositor will, to the extent, if any, that the ratings provided with respect to the Notes by any rating agency on the Closing Date are conditioned upon the furnishing or the taking of any other actions by the Depositor or an Affiliate thereof, furnish such documents and take, or cause to be taken, all such other actions on or prior to the Closing Date.

(p) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Depositor in connection with the foregoing shall be reasonably satisfactory in form and substance to the Representative.

(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 9, 13, 14, 15 and 18 shall survive any such termination and remain in full force and effect.

Section 6. Written Communications; Communications with Nationally Recognized Statistical Rating Organizations.

(a) The following terms have the specified meanings for purposes of this Agreement:

(i) “Derived Information” means such written information (including any Intex CDI file) regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B) contained in (1) the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor) or (2) any computer tape in respect of the Notes or the related receivables furnished by the Depositor to any Underwriter.

(ii) “Issuer Information” has the meaning given to such term in Rule 433(h)(2) and footnote 271 of the Commission’s Securities Offering Reform Release (Rel. No. 33-8591), and shall also include any information in any Issuer Free Writing Prospectus or in any Underwriter Free Writing Prospectus prepared or approved by the Depositor.

(iii) “Underwriter Free Writing Prospectus” means “written communications” (as defined in Rule 405 under the Securities Act) containing no more than the following: (1) information included in the Preliminary Prospectus with the consent of the Depositor (except as provided in clauses (2) through (6) below), (2) information relating to the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Notes, the weighted average life, expected final payment date, trade date, settlement date and payment window of one or more classes of Notes and the underwriters for one or more classes of the Notes, (3) the eligibility of the Notes to be purchased by ERISA plans, (4) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes, (5) Intex CDI files that do not contain any Issuer Information other than the information included in the Preliminary Prospectus or information derived from any such Issuer Information and (6) any Derived Information.

(b) The Depositor will not disseminate to any potential investor any information relating to the initial offering of the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Time of Sale Information, the Pricing Free Writing Prospectuses and the Prospectus, unless the Depositor has obtained the prior consent of the Representative. The Depositor hereby authorizes each Underwriter to provide potential investors in the Notes access to the road show presentation dated April 2024 (the “Road Show”) by means of an Internet web site, which is operated by a vendor chosen by the Depositor for such purpose; provided, that the foregoing shall not be deemed to constitute an authorization for any Underwriter to transmit (unless otherwise permissible under Section 6(f)(i)) a “written communication” (as defined in Rule 405 under the Securities Act) contained in a separate file together with the Road Show.

(c) Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Securities Act, nor shall the Depositor or any Underwriter disseminate any Underwriter Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Securities Act.

(d) Each Free Writing Prospectus distributed by the Depositor or the Underwriters shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Securities Act:

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-649-6848.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

(e) In the event the Depositor becomes aware that, as of any Time of Sale, any Time of Sale Information or the Road Show (unless corrected by any Time of Sale Information) with respect thereto contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in the light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), the Depositor shall promptly notify the Representative of such untrue statement or omission no later than one business day after discovery, and the Depositor shall, if requested by the Representative, prepare and deliver to the Underwriters a Corrected Prospectus.

(f) Each Underwriter, severally and not jointly, represents, warrants, covenants and agrees with the Depositor (and with CarMax LLC with respect to clauses (vi) and (vii)) that:

(i) Other than the Time of Sale Information, the Road Show, any Issuer Limited Use Free Writing Prospectus approved in writing by the Depositor and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, in any communications with potential investors, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Securities Act; provided, however, that (A) each Underwriter may prepare and convey one or more Underwriter Free Writing Prospectuses, and may convey the Registration Statement, any Corrected Prospectus and Time of Sale Information, including via Bloomberg; (B) unless otherwise consented to by the Depositor, no such Underwriter Free Writing Prospectus shall be conveyed if, as a result of such conveyance, the Depositor or the Trust shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act other than the filing of the final terms of the Notes pursuant to Rule 433(d)(5) of the Securities Act; and (C) each Underwriter will be permitted to provide confirmations of sale.

(ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of any “free writing prospectus”, as defined in Rule 405 under the Securities Act (each, a “Free Writing Prospectus”), including retaining any Underwriter Free Writing Prospectuses they have used but which are not required to be filed for the required period.

(iii) Prior to entering into any Contract of Sale, it shall convey the Time of Sale Information to the prospective investor and it shall deliver a copy of the Preliminary Prospectus to any person who is expected to receive a confirmation of sale at least 48 hours prior to sending such confirmation in accordance with Rule 15c2-8 of the Exchange Act. The Underwriter shall maintain sufficient records to document its conveyance of such information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(iv) If a Defective Prospectus has been corrected with a Corrected Prospectus, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent manner that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to elect to enter into or not enter into a new Contract of Sale based on the information set forth in the Corrected Prospectus.

(v) Immediately following the use of any Underwriter Free Writing Prospectus containing any Issuer Information, and not less than one business day prior to the required date of filing thereof pursuant to Rule 433, it has provided the Depositor a copy of such Underwriter Free Writing Prospectus, unless such Issuer Information consists of the terms of the Notes or such information is not the final information to be included in the Prospectus.

(vi) It has not delivered, and will not deliver, any Rating Information to a Hired NRSRO or other nationally recognized statistical rating organization, and it has not participated, and will not participate, in any oral communication regarding Rating Information with any Hired NRSRO or other nationally recognized statistical rating organization without giving prior notice to CarMax LLC of such communication. For purposes of this paragraph, “Rating Information” means any information provided to a Hired NRSRO for the purpose of (a) determining the initial credit rating for the Notes, including information about the characteristics of the Receivables, related property and the legal structure of the Notes, and (b) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Receivables and related property.

(vii) It has not obtained any Third-Party Diligence Report with respect to the Notes, other than the Third-Party Diligence Report described on Schedule C.

(viii) It has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Notes to any UK Retail Investor in the United Kingdom. For the purposes of this provision:

(A) the expression “UK Retail Investor” means a person who is one (or more) of the following:

(i) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”);

(ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA; or

(iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of United Kingdom domestic law by virtue of the EUWA; and

(B) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

(ix) It has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of FSMA does not apply to the Issuing Entity or the Depositor.

(x) It has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(xi) It has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Notes to any EU Retail Investor in the European Economic Area. For the purposes of this provision:

(A) the expression “EU Retail Investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and

(B) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes so as to enable an investor to decide to purchase or subscribe for the Notes.

(g) The Depositor shall file with the Commission, within the applicable period of time required under the Securities Act and the Rules and Regulations, any Free Writing Prospectus delivered to investors in accordance with this Section, that the Depositor is required to file under the Securities Act and the Rules and Regulations. The Depositor shall file with the Commission the final terms of the Notes pursuant to Rule 433(d)(5) of the Securities Act.

Section 7. Indemnification.

(a) Indemnification of Underwriters. CarMax LLC and the Depositor agree, jointly and severally, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, agents and employees of each of the foregoing as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred: (A) arising out of any untrue statement or alleged untrue statement of a material fact (1) contained in the Registration Statement (or any amendment thereto), including the Rule 430D Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) included in the Time of Sale Information, any Issuer Free Writing Prospectus, any Issuer Information included in any Underwriter Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in any Form ABS-15G with respect to the Notes (taken as a whole together with the Time of Sale Information) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) caused by any untrue statement or alleged untrue statement of a material fact contained in any Underwriter Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided however that this subsection (C) shall only apply to untrue statements, alleged untrue statements, omissions and alleged omissions that result from errors or omissions in any information relating to the characteristics of the Receivables furnished by or on behalf of the Depositor to any Underwriter;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d)) any such settlement is effected with the written consent of CarMax LLC or the Depositor; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative and reasonably approved by the Depositor), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Depositor by the Underwriters through the Representative expressly for use in the Registration Statement (or any amendment thereto), the Time of Sale Information, including the Rule 430D Information or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished to the Depositor by the Underwriters through the Representative consists of the following information under the caption “Underwriting” in the Prospectus: the (1) concession and reallowance figures appearing in the second table and (2) information in the fourth paragraph and the second sentence of the ninth paragraph (which paragraph immediately follows the second table) under such caption insofar as they relate to market-making transactions ((1) and (2), collectively, the “Underwriters’ Information”); provided, further, that this indemnity with respect to the Time of Sale Information, any Issuer Free Writing Prospectus or any Issuer Information delivered prior to the Time of Sale shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling the Underwriter) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased the Notes if such untrue statement or omission or alleged untrue statement or omission made in such information is eliminated as remedied in a Corrected Prospectus delivered to such Underwriter prior to the revised Time of Sale and a copy of the Corrected Prospectus shall not have been furnished to such person at or prior to the revised Time of Sale of such Notes to such person.

(b) Indemnification of CarMax LLC and the Depositor. Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless CarMax LLC and the Depositor, each person, if any, who controls CarMax LLC and the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, agents and employees of each of the foregoing against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of material facts made in (i) the Registration Statement (or any amendment thereto), the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter (including, if applicable, through the Representative) expressly for use therein, it being understood and agreed that the only such information furnished to the Depositor by the Underwriters (including, if applicable, through the Representative) consists of the Underwriters’ Information and (ii) any Underwriter Free Writing Prospectus that does not result from an error or omission in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, any Issuer Information or the Prospectus (other than any Underwriters’ Information).

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a), counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(b), counsel to the indemnified parties shall be selected by CarMax LLC or the Depositor. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 8. Contribution. If the indemnification provided for in Section 7 is for any reason unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by CarMax LLC and the Depositor on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or

(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of CarMax LLC and the Depositor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by CarMax LLC and the Depositor on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by CarMax LLC and the Depositor and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate initial public offering prices of the Notes. The relative fault of CarMax LLC and the Depositor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by CarMax LLC or the Depositor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

CarMax LLC, the Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in respect of the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ respective obligations to contribute pursuant to this Section are (i) several and not joint and (ii) subject to the preceding sentence, in proportion to the principal amount of Notes set forth opposite their respective names in Schedule A.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, agents and employees of each such person and each Underwriter shall have the same rights to contribution as such Underwriter, and each person, if any, who controls CarMax LLC or the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, agents and employees of each such person and each of CarMax LLC and the Depositor shall have the same rights to contribution as CarMax LLC and the Depositor.

Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement (including, without limitation, Sections 7 and 8) or in certificates of officers of CarMax LLC, the Depositor and their respective Affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person, or by or on behalf of CarMax LLC, the Depositor and their respective Affiliates, and shall survive delivery of the Notes to the Underwriters.

Section 10. Termination of Agreement.

(a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Depositor, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of CarMax LLC or the Depositor, whether or not arising in the ordinary course of business, the effect of which is such as to make it, in the judgment of the Representative, impracticable to market any Class of Notes or to enforce contracts for the sale of any Class of Notes, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, (iii) if trading in any securities of CarMax LLC, the Depositor or any of their respective Affiliates has been suspended or materially limited by the Commission or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, (iv) if a material disruption has occurred in commercial banking or securities settlement or clearing services in the United States or (v) if a banking moratorium has been declared by either federal, Virginia, North Carolina or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 1, 7, 8, 9, 13, 14, 15 and 18 shall survive such termination and remain in full force and effect.

Section 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase (the “Defaulted Notes”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations in Schedule A bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Depositor shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to MUFG Securities Americas Inc., 1221 Avenue of Americas, New York, New York 10020, Attention: Ann Tran; notices to CarMax LLC shall be directed to it at 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, Attention: Treasury Department; and notices to the Depositor shall be directed to it at 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238, Attention: Treasurer.

Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon each Underwriter, CarMax LLC, the Depositor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, CarMax LLC, the Depositor and their respective successors and the controlling persons, directors, officers agents and employees referred to in Sections 7 and 8 and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, CarMax LLC, the Depositor and their respective successors, and the controlling persons, directors, officers employees and agents referred to in Sections 7 and 8 and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14. Miscellaneous.

(a) Fiduciary Duties. Each of the Depositor and CarMax LLC, on behalf of itself and its respective Affiliates, hereby acknowledges that in connection with the offering of the Notes and the transactions related thereto, as contemplated herein and in the other Basic Documents, and the discussions and negotiations of the purchase price thereof set forth in this Agreement: (i) the Underwriters and the Representative have acted at arms’ length, are not agents of or advisors to, and owe no fiduciary duties to, any of the Trust, the Depositor, CarMax LLC or any other Person; (ii) the Underwriters and the Representative owe the Trust, the Depositor and CarMax LLC only those contractual duties as are set forth in this Agreement and (iii) the Underwriters and the Representative may have interests that differ from those of any of the Trust, the Depositor and CarMax LLC. Each of the Trust, the Depositor and CarMax LLC hereby waives to the full extent permitted by applicable law any claims it may have against the Underwriters and the Representative arising from an alleged breach of fiduciary duty in connection with the offering of the Notes and the transactions related thereto, as contemplated herein and in the other Basic Documents, including the discussions and negotiations of the purchase price thereof set forth in this Agreement. Each of the Trust, the Depositor and CarMax LLC further acknowledges and agrees that none of the Underwriters are providing any legal, regulatory, accounting, insurance or tax advice in any jurisdiction.

(b) Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Depositor (and each employee, representative or other agent of the Depositor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Depositor relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

Section 15. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a) GOVERNING LAW. THIS AGREEMENT AND ALL DISPUTES, CLAIMS, CONTROVERSIES, DISAGREEMENTS, ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING THE SCOPE OR VALIDITY OF THIS PROVISION, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) JURISDICTION. THE PARTIES SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY DO SO, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 18, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Representative a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among CarMax LLC, the Depositor and the Underwriters in accordance with its terms.

CARMAX AUTO FUNDING LLC

By:	/s/ Greg Dostich
	Name:	Greg Dostich
	Title:	Vice President and Treasurer

CARMAX BUSINESS SERVICES, LLC

By:	/s/ Enrique Mayor-Mora
	Name:	Enrique Mayor-Mora
	Title:	Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

MUFG SECURITIES AMERICAS INC. as Representative of the Underwriters named in Schedule A hereto

By:	/s/ Brian Chin
	Name:	Brian Chin
	Title:	Director

Underwriting Agreement (CAOT 2024-2)

SCHEDULE A

CARMAX AUTO OWNER TRUST 2024-2

1. The initial public offering price of the: (i) Class A-1 Notes will be 100.00000% of the principal amount thereof; (ii) Class A-2a Notes will be 99.99590% of the principal amount thereof; (iii) Class A-2b Notes will be 100.00000% of the principal amount thereof; (iv) Class A-3 Notes will be 99.99649% of the principal amount thereof; (v) Class A-4 Notes will be 99.98915% of the principal amount thereof; (vi) Class B Notes will be 99.97261% of the principal amount thereof; (vii) Class C Notes will be 99.98505% of the principal amount thereof; and (viii) Class D Notes will be 99.96847% of the principal amount thereof, in each case plus accrued interest, if any, from the date of issuance.

2. The purchase price to be paid by the Underwriters for the: (i) Class A-1 Notes will be 99.90000% of the principal amount thereof; (ii) Class A-2a Notes will be 99.82090% of the principal amount thereof; (iii) Class A-2b Notes will be 99.82500% of the principal amount thereof; (iv) Class A-3 Notes will be 99.78649% of the principal amount thereof; (v) Class A-4 Notes will be 99.73915% of the principal amount thereof; (vi) Class B Notes will be 99.67261% of the principal amount thereof; (vii) Class C Notes will be 99.63505% of the principal amount thereof; and (viii) Class D Notes will be 99.56847% of the principal amount thereof.

3. The interest rate on the: (i) Class A-1 Notes will be 5.532% per annum; (ii) Class A-2a Notes will be 5.65% per annum; (iii) Class A-2b Notes will be Benchmark + 0.58% of the principal amount thereof; (iv) Class A-3 Notes will be 5.50% per annum; (v) Class A-4 Notes will be 5.51% per annum; (vi) Class B Notes will be 5.69% per annum; (vii) Class C Notes will be 5.84% per annum; and (viii) Class D Notes will be 6.42% per annum.

4. The initial selling concessions and reallowance, expressed as a percentage of the principal amount of each class of Notes is as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	0.060%	0.020%
Class A-2a Notes	0.105%	0.035%
Class A-2b Notes	0.105%	0.035%
Class A-3 Notes	0.126%	0.042%
Class A-4 Notes	0.150%	0.050%
Class B Notes	0.180%	0.060%
Class C Notes	0.210%	0.070%
Class D Notes	0.240%	0.080%

A-1

5. Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to cause the Trust to sell to each of the Underwriters named below, for whom MUFG Securities Americas Inc. is acting as Representative, and each of the Underwriters has severally agreed to purchase, the initial principal amount of Notes set forth opposite its name below:

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2a Notes	Principal Amount of Class A-2b Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
MUFG Securities Americas Inc.	$108,150,000	$143,500,000	$43,750,000	$187,250,000	$31,079,000
BofA Securities, Inc.	55,620,000	73,800,000	22,500,000	96,300,000	15,982,000
Mizuho Securities USA LLC	55,620,000	73,800,000	22,500,000	96,300,000	15,982,000
SMBC Nikko Securities America, Inc.	55,620,000	73,800,000	22,500,000	96,300,000	15,982,000
Academy Securities, Inc.	6,798,000	9,020,000	2,750,000	11,770,000	1,953,000
CIBC World Markets Corp.	6,798,000	9,020,000	2,750,000	11,770,000	1,953,000
Samuel A. Ramirez & Company, Inc.	6,798,000	9,020,000	2,750,000	11,770,000	1,953,000
RBC Capital Markets, LLC	6,798,000	9,020,000	2,750,000	11,770,000	1,953,000
Truist Securities, Inc.	6,798,000	9,020,000	2,750,000	11,770,000	1,953,000

Total	$309,000,000	$410,000,000	$125,000,000	$535,000,000	$88,790,000

Underwriters	Principal Amount of Class B Notes	Principal Amount of Class C Notes	Principal Amount of Class D Notes
MUFG Securities Americas Inc.	$26,412,000	$25,153,000	$17,186,000
BofA Securities, Inc.	8,126,000	7,739,000	5,288,000
Mizuho Securities USA LLC	8,126,000	7,739,000	5,288,000
SMBC Nikko Securities America, Inc.	8,126,000	7,739,000	5,288,000

Total	$50,790,000	$48,370,000	$33,050,000

A-2

SCHEDULE B

LIST OF ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1.	Ratings Free Writing Prospectus

2.	CarMax ABS Investor Presentation dated April 2024

B-1

SCHEDULE C

Independent Accountants’ Report on Applying Agreed-Upon Procedures, dated April 3, 2024, filed with the Commission on April 8, 2024 on Form ABS-15G.

C-1